UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2017 (November 21, 2016)

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Selecta Biosciences, Inc. (the “Company”) on December 5, 2016 (as amended by Amendment No. 1 on December 14, 2016, the “Original 8-K”). The Company is amending the Original 8-K for the purpose of revising the redacted copy of Exhibit 10.1 to the Original 8-K, for which the Company is seeking confidential treatment of certain portions pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Except as stated herein, this Current Report on Form 8-K/A does not reflect events occurring after the filing of the Original 8-K on December 5, 2016 and no attempt has been made in this Current Report on Form 8-K/A to modify or update the disclosure as presented in the Original 8-K. Accordingly, this Form 8-K/A should be read in conjunction with the Original 8-K and the Company’s filings with the SEC subsequent to the filing of the Original 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	License and Option Agreement, dated as of December 2, 2016, by and between Spark Therapeutics, Inc. and the Company.

†
Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: February 14, 2017	By:	/s/ Werner Cautreels, Ph.D.
Werner Cautreels, Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1†	License and Option Agreement, dated as of December 2, 2016, by and between Spark Therapeutics, Inc. and the Company.

†
Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2.